UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STANDARD PACIFIC CORP.

(Name of Registrant as Specified In Its Charter)

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News Release

STANDARD PACIFIC CORP. ANNOUNCES SPECIAL STOCKHOLDER MEETING TO BE

HELD AUGUST 18, 2008

IRVINE, CALIFORNIA, July 16, 2008. Standard Pacific Corp. (NYSE:SPF) today announced that a special meeting of stockholders will be held on Monday, August 18, 2008, at 10:30 a.m. local time at the Company’s corporate office in Irvine, California, for the purpose of (i) approving the conversion of shares of the Company’s outstanding Senior Convertible Preferred Stock into Series B Junior Participating Convertible Preferred Stock, the issuance of Series B Junior Participating Convertible Preferred Stock upon the exercise of the Company’s outstanding Warrant and the issuance of common stock upon the conversion of the Series B Junior Participating Convertible Preferred Stock, (ii) approving the Company’s Amended and Restated Certificate of Incorporation, and (iii) amending the Company’s 2008 Equity Incentive Plan. The Company’s Board of Directors has fixed the close of business on July 9, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any postponement or adjournment thereof.

Additional Information

Standard Pacific (the “Company”) intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed special meeting of stockholders discussed above. Stockholders should read the proxy statement and other relevant documents when they become available because they will contain important information. The proxy statement, any amendments or supplements to the proxy statement, and other relevant documents filed by the Company with the SEC will be available for free at www.sec.gov and at the Company’s website, www.standardpacifichomes.com, or by writing to: Standard Pacific Corp., 15326 Alton Parkway, Irvine, CA 92618-2338 (Attn: Corporate Secretary). The Company and its executive officers and directors may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting. Information regarding the Company’s directors and executive officers, including with respect to their interests, equity and otherwise, will appear in the Company’s definitive proxy statement to be filed for the special meeting.

Standard Pacific Corp., one of the nation’s largest homebuilders, has built homes for more than 100,000 families during its 42-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. The Company provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures, Standard Pacific Mortgage, Inc., SPH Home Mortgage, Universal Land Title of South Florida and SPH Title. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

Forward Looking Statements

This news release contains forward-looking statements, including statements regarding the Company’s plan to hold a special stockholders’ meeting. All forward-looking statements in this news release reflect the Company’s current analysis of existing facts and information and represent the Company’s judgment only as of the date of this news release. Actual events or results might differ materially from these statements due to risks and uncertainties, including those associated with postponement, adjournment or cancellation of the stockholder meeting and those associated with the approval of any of the proposals to be voted on at the meeting. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law. For a discussion of certain of the risks, uncertainties and other factors affecting the statements contained in this news release, see the Company’s most recent Annual Report on Form 10 K and Quarterly Reports on Form 10-Q.

Contact:

Andrew H. Parnes, Executive Vice President-Finance & CFO (949) 789-1616, aparnes@stanpac.com or Lloyd H. McKibbin, Senior Vice President & Treasurer (949) 789-1603, lmckibbin@stanpac.com.